UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: January 28, 2010

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina               29601

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 28, 2010, Mary A. Jeffrey elected early retirement from her position as Executive Vice President – Chief Human Resources Officer of The South Financial Group, Inc. (“TSFG”). Ms. Jeffrey and TSFG expect to enter into a consulting agreement for transition purposes over the next six months having monthly compensation of approximately $3,750 per month. In addition to the base consulting arrangement, TSFG and Ms. Jeffrey may agree to additional consulting engagements with respect to specific projects; however, no such arrangements have been finalized.  If such additional engagements occur, these engagements will be billed at an hourly rate of $350 per hour; however, the magnitude of these additional engagements will not exceed 208 hours over the next six months.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

February 3, 2010	By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President, General Counsel and Secretary

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